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                                                                  EXHIBIT 23.3.1

                        CONSENT OF INDEPENDENT AUDITORS'

We consent to the inclusion in this registration statement of Cabot Industrial Trust on Form S-11 of our report dated July 1, 1998 on our audits of the his-torical cost basis combined financial statements of Orlando Central Park and 500 Memorial Drive as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                       PricewaterhouseCoopers LLP

New York, New York
August 14, 1998